EXHIBIT 99.1

                 FOR:      MARINE JET TECHNOLOGY CORP.

             CONTACT:      Patrick Chow
                           Chief Financial Officer
                           (323) 725-5555



FOR IMMEDIATE RELEASE

          MARINE JET TECHNOLOGY CORP. ANNOUNCES COMPLETION OF EXCHANGE
                       TRANSACTION WITH ANTIK DENIM, LLC

         LOS ANGELES,  CA - APRIL 29, 2005 - MARINE JET TECHNOLOGY CORP. (OTCBB:
MJET) ("Marine") today announced it has completed its exchange transaction with Antik Denim, LLC ("Antik"), a company formed in September 2004 to design, develop, manufacture, market, distribute and sell high end fashion jeans, apparel and accessories with a western flair under the "Antik Denim" brand. Effective as of the closing, Antik became the wholly-owned subsidiary of Marine. As a result of the closing, the historical business operations of Antik will comprise Marine's principal business operations going forward.

         At the closing, pursuant to the terms of an Exchange Agreement dated April 14, 2005, by and among Marine, Antik, Antik's members, and Keating Reverse Merger Fund, LLC ("KRM Fund"), Marine acquired all of the outstanding membership interests of Antik (the "Interests") from Antik's members, and Antik's members contributed all of their Interests to Marine. In exchange, Marine issued to Antik's members 843,027 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Marine, which will be convertible into 708,984,875 shares of Marine's common stock. As of the closing, Antik's members own in the aggregate 95.8% of the issued and outstanding shares of common stock of Marine on a fully diluted and as-converted to common stock basis. Also as of the closing, the stockholders of Marine immediately prior to the closing now own 3.8% of the issued and outstanding common stock of Marine on a fully diluted and as-converted to common stock basis.

         Antik markets, distributes and sells "Antik Denim" brand products in the United States, and internationally. It markets and distributes its products by participating in industry trade shows, as well as through its show rooms in Los Angeles and New York. Antik's products are sold in the United States to department stores and boutiques such as Saks Fifth Avenue, Neiman Marcus, Nordstrom, Barney's, Bloomingdales, Bergdorf Goodman, Macy's East, Saks 5th Avenue, Planet Blue, Atrium, Fred Segal, Intermix, and Lulu's, as well as smaller boutiques throughout the country.


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         Antik's  principal  products are high end fashion  jeans with a western flair that Antik designs, manufactures, markets, distributes and sells under the "Antik Denim" label. Antik currently sell men's and women's styles and is in the process of launching a children's line. Antik Denim brand jeans are made from high quality fabrics milled in the United States, Japan, Italy and Spain and are processed with cutting edge treatments and finishes. Its concepts, designs, embellishments, patent pending pockets, and great attention to detail and quality, give it a competitive advantage in the high end fashion jean market. Antik's distinct vintage western flair sets it apart both in appearance and fit.

         "We are very excited about the transaction for Antik," stated Paul Guez, Antik's Chief Executive Officer and Marine's newly appointed Chairman, Chief Executive Officer and President. "This platform will allow Antik to better recognize and capitalize on its growth capability." Mr Guez concluded, "Antik is newly formed but is growing rapidly, and we expect to continue to focus our efforts on executing Antik's strategic plan."

         Marine expects that, upon approval by a majority of its stockholders (voting together on an as converted to common stock basis), it will change its corporate name, increase its number of authorized shares from 45,000,000 to 75,000,000, approve a 1 for 29 reverse stock split of its outstanding common stock, and approve a stock incentive plan. Each of Antik's members and KRM Fund have executed a voting agreement effective as of the closing whereby they agreed, among other matters, to approve any proposals with respect to those matters.

         Additional information about the exchange transaction, and Antik Denim, LLC, can be found in Marine's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2005.



ABOUT MARINE JET TECHNOLOGY CORP. AND ANTIK DENIM, LLC

         Prior to the closing, Marine was a public "shell" company with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

         Effective  as  of  the  closing,   Marine,   through  its  wholly-owned
subsidiary Antik Denim, LLC, designs, develops, manufactures, markets, distributes and sells high end fashion jeans, apparel and accessories with a western flair under the "Antik Denim" brand, both in the United States and internationally.

FORWARD-LOOKING STATEMENTS

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. EXAMPLES OF FORWARD LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE STATEMENTS REGARDING ANTIK'S ANTICIPATED RAPID GROWTH. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE SUCH FACTORS AS FLUCTUATIONS IN DEMAND FOR ANTIK'S PRODUCTS, THE INTRODUCTION OF NEW PRODUCTS, ANTIK'S ABILITY TO MAINTAIN CUSTOMER AND STRATEGIC BUSINESS RELATIONSHIPS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GROWTH IN TARGETED MARKETS, THE ADEQUACY OF ANTIK'S LIQUIDITY AND FINANCIAL STRENGTH TO SUPPORT ITS GROWTH, AND OTHER INFORMATION THAT MAY BE


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DETAILED FROM TIME TO TIME IN MARINE'S FILINGS WITH THE UNITED STATES SECURITIES
AND EXCHANGE COMMISSION. MARINE UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.